UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2021

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

Kansas	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
(Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, no par value	MGPI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 16, 2021, MGP Ingredients, Inc. (the “Company”), completed the previously announced private placement of $201,212,500 in aggregate principal amount of 1.875% Convertible Senior Notes due 2041 (the “Notes”). The total aggregate principal amount of the Notes includes $26.25 million aggregate principal amount of Notes purchased by the initial purchasers in the offering pursuant to their exercise in full of their option to purchase additional Notes under the purchase agreement for the offering. The Notes were offered and sold in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes were issued pursuant to an indenture, dated as of November 16, 2021 (the “Indenture”), by and among the Company, as issuer, Luxco, Inc., MGPI Processing, Inc. and MGPI of Indiana, LLC, as subsidiary guarantors (collectively, the “Subsidiary Guarantors”), and U.S. Bank National Association, as trustee (the “Trustee”). Under the Indenture, the Notes will bear interest at a rate of 1.875% per year, payable semiannually in arrears on May 15 and November 15 of each year, beginning on May 15, 2022. Beginning with the six-month interest period commencing on November 15, 2026, the Company will pay contingent interest on the Notes during any six-month interest period if the trading price per $1,000 principal amount of the Notes for each of the five trading days immediately preceding the first day of such interest period equals or exceeds $1,200. Any contingent interest payable on the Notes will be in addition to the regular interest payable on the Notes. The Notes will mature on November 15, 2041, unless previously repurchased, redeemed or converted. Notes will be unconditionally guaranteed on a senior unsecured basis by each of the Subsidiary Guarantors.

Holders may surrender their Notes for conversion at any time prior to the close of business on the business day immediately preceding the maturity date only if one or more of the following conditions is satisfied: (i) during any calendar quarter commencing after the calendar quarter ending on March 31, 2022 (and only during such calendar quarter), if the closing sale price of the Company’s common stock for at least 20 trading days (whether or not consecutive) in the period of 30 consecutive trading days ending on, and including, the last trading day of the calendar quarter immediately preceding the calendar quarter in which the conversion occurs is more than 130% of the applicable conversion price of the Notes on each such trading day; (ii) during the five consecutive business day period following any ten consecutive trading day period in which the trading price for the Notes for each such trading day was less than 98% of the product of the closing sale price of the Company’s common stock on each such trading day and the applicable conversion rate on each such trading day; (iii) if the Company calls any or all of the Notes for redemption, at any time prior to the close of business on the business day prior to the redemption date; (iv) upon the occurrence of specified corporate events; or (v) during either the period beginning on, and including, July 15, 2026 and ending at the close of business on the business day immediately preceding November 20, 2026 or the period beginning on, and including, July 15, 2041 and ending at the close of business on the business day immediately preceding the maturity date. Upon conversion, the Company will pay cash up to the aggregate principal amount of the Notes to be converted and pay or deliver, as the case may be, cash, shares of the Company’s common stock or a combination of cash and shares of the Company’s common stock, at its election, in respect of the remainder, if any, of the Company’s conversion obligation in excess of the aggregate principal amount of the Notes being converted.

The initial conversion rate will be 10.3911 shares of the Company’s common stock for each $1,000 principal amount of Notes, which represents an initial conversion price of approximately $96.24 per share of the Company’s common stock. The conversion rate will be subject to adjustment for certain events described in the Indenture, but will not be adjusted for accrued interest. In addition, following certain corporate events that occur prior to November 20, 2026 or if the Company delivers a notice of redemption for which the relevant redemption date occurs prior to November 20, 2026, the Company will increase the conversion rate for a holder that elects to convert its Notes in connection with such a corporate event or notice of redemption, as the case may be.

The Company may not redeem the Notes prior to November 20, 2024. The Company may redeem for cash all or any portion of the Notes, at its option, (i) on or after November 20, 2024 if the closing sale price of the Company’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which the Company provides notice of redemption and (ii) on or after November 20, 2026 and prior to the maturity date, regardless of the foregoing sale price condition, in each case at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date. No sinking fund is provided for the Notes.

Holders have the right to require the Company to repurchase for cash all or part of their Notes on each of November 15, 2026, November 15, 2031 and November 15, 2036 at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the relevant repurchase date. In addition, if a fundamental change, as defined in the Indenture, occurs prior to the maturity date, holders may require the Company to repurchase for cash all or part of their Notes at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the fundamental change repurchase date.

The Notes are the Company’s senior unsecured obligations and will rank senior in right of payment to any of the Company’s indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment to any of the Company’s unsecured indebtedness that is not so subordinated; effectively junior in right of payment to any of the Company’s secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with GAAP) of the Company’s subsidiaries (other than the Subsidiary Guarantors).

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare 100% of the principal of, and accrued and unpaid interest, if any, on all the Notes to be due and payable.

The above description of the Indenture and the Notes is a summary only and is qualified in its entirety by reference to the Indenture and the Form of Note included therein, which are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description

4.1*	Indenture, dated November 16, 2021, among the Company, the Subsidiary Guarantors and U.S. Bank National Association, as trustee.

4.2*	Form of 1.875% Convertible Senior Note due 2041 (included as Exhibit A to Exhibit 4.1 above).

104	The cover page from this Current Report on Form 8-K, formatted in iXBRL (Inline Extensible Business Reporting Language)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        MGP INGREDIENTS, INC.

Date: November 16, 2021	By:	/s/ Brandon M. Gall
Brandon M. Gall, Vice President, Finance and Chief Financial Officer